EXHIBIT 24.1


                       AMERIQUEST MORTGAGE SECURITIES INC.

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each other director and the President, each Executive Vice President, the Secretary and Treasurer of Ameriquest Mortgage Securities Inc. as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Ameriquest Mortgage Securities Inc.), to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                       TITLE                          DATE

 /s/ Aseem Mital                Director and President         January 10, 2000
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Aseem Mital


/s/ John P. Grazer              Director and Treasurer        January 10, 2000
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John P. Grazer


/s/ Andrew L. Stidd             Director                      January 10, 2000
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Andrew L. Stidd